1 Freeport Provides First-Quarter 2025 Operational Update • First-quarter 2025 copper and gold production approximated expectations • Timing of shipments in Indonesia impacted first-quarter 2025 gold sales • No material impact expected on annual consolidated sales guidance • Realized first quarter 2025 prices for copper reflect higher prices on U.S. sales PHOENIX, AZ, March 31, 2025 - Freeport (NYSE: FCX) today provided an update on its first-quarter operating results. First-quarter 2025 consolidated production from FCX’s global mining operations approximated expectations. The timing of shipments from PT Freeport Indonesia (PTFI) resulted in the deferral of a portion of its first quarter production to future periods. Following receipt of regulatory approvals on March 17, 2025, PTFI resumed concentrate export shipments from Indonesia which were temporarily restricted after December 2024. Additionally, PTFI continues to ramp-up production at its newly commissioned precious metals refinery (PMR). FCX currently expects its consolidated copper sales for first-quarter 2025 to be in line with its January 2025 guidance of 850 million pounds and its gold sales for first quarter 2025 to be approximately 100 thousand ounces below its January 2025 guidance of 225 thousand ounces. Consolidated unit net cash costs for first-quarter 2025 are currently estimated to average approximately 5% higher than the January 2025 guidance of $2.05 per pound of copper for the first quarter, principally reflecting the timing of gold shipments resulting in lower by-product credits. FCX is reviewing its annual consolidated sales guidance in connection with its routine quarterly forecast updates and does not currently expect a material change to its 2025 annual guidance. FCX’s consolidated average realized price for copper for first-quarter 2025 is expected to approximate $4.40 per pound, compared with the London Metal Exchange (LME) average quarterly settlement price of $4.24 per pound. FCX expects its average copper selling price to be higher than the LME average because approximately one-third of its consolidated sales are based on U.S. Commodity Exchange Inc. (COMEX) prices. FCX will release its first-quarter 2025 earnings results before the market opens on Thursday, April 24, 2025, and will hold a conference call to discuss the results at 10:00 a.m. Eastern Time that same day. FREEPORT: Foremost in Copper FCX is a leading international metals company with the objective of being foremost in copper. Headquartered in Phoenix, Arizona, FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

{N4163160.1} 2 FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant operations in North America and South America, including the large- scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru. By supplying responsibly produced copper, FCX is proud to be a positive contributor to the world well beyond its operational boundaries. Additional information about FCX is available on FCX's website at fcx.com. Cautionary Statement: This press release contains forward-looking statements in which FCX discusses its potential future performance, operations and projects. Forward-looking statements are all statements other than statements of historical facts, such as plans, projections or expectations relating to production and sales volumes; unit net cash costs; PTFI’s remediation, commissioning, and ramp up of its new smelter and full production at the precious metals refinery; export licenses, export duties and export volumes, including PTFI’s ability to continue exports of copper concentrate until full ramp-up is achieved at its new smelter in Indonesia; timing of shipments of inventoried production and the impact of copper and gold price changes. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” “potential" and any similar expressions are intended to identify those assertions as forward- looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, supply of and demand for, and prices of the commodities FCX produces, primarily copper and gold; PTFI’s ability to export and sell or inventory copper concentrates through remediation and full ramp-up of its new smelter in Indonesia; changes in export duties; completion of remediation activities and achieving full ramp-up of the new smelter in Indonesia; full production at the PMR; production rates; timing of shipments; and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC). Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the date the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes. The operational estimates in this press release are subject to further changes upon completion of FCX’s normal quarterly closing process and procedures. # # #